UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009 (December 10, 2009)

Park National Corporation
 (Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 349-8451

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2009, the Park National Corporation (“Park”) Executive Committee of the Board of Directors accepted the resignation of Nicholas L. Berning, which had been submitted on December 10, 2009. Mr. Berning’s resignation will be effective at the close of business on December 31, 2009. Mr. Berning served as the Chairman of the Audit Committee of Park’s Board of Directors since April 21, 2008 and as a member of the Board of Directors of Park since November 20, 2006. Mr. Berning also served as a member of the Advisory Board of The Park National Bank of Southwest Ohio & Northern Kentucky (Division of The Park National Bank) since November 20, 2006.

On December 11, 2009, the Park Executive Committee of the Board, upon the recommendation of the Nominating Committee of the Board, elected Timothy McLain and Stephen Kambeitz to join the class of directors whose terms will expire in 2010 and 2012, respectively. The election of Messrs. McLain and Kambeitz will be effective at the close of business on December 31, 2009. Both Mr. McLain and Mr. Kambeitz will serve on the Audit Committee of Park’s Board and Mr. Kambeitz will serve as Chair of the Audit Committee. Mr. Kambeitz will also serve as a member of the Board of Directors of The Park National Bank. Each of Mr. McLain and Mr. Kambeitz will be considered an “audit committee financial expert” for purposes of Item 407(d)(5) of SEC Regulation S-K and will satisfy the financial sophistication requirements of the NYSE Amex Rules. Mr. McLain currently serves as a member of the Advisory Board of Century National Bank (Division of The Park National Bank) where he has served since April 17, 2007.

The Park Board of Directors has determined that Mr. McLain, Mr. Kambeitz and their immediate family members (i) have and have had no relationship with Park or any of Park’s subsidiaries, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or family relationship, and (ii) have had no transactions (and presently do not expect to have any transactions) with Park or any of Park’s subsidiaries, either directly or indirectly, that would be inconsistent with a determination that both Mr. McLain and Mr. Kambeitz satisfy the independence standards specified in the applicable NYSE Amex Rules and the applicable rules and regulations of the SEC. In making this determination, the Board reviewed the fact that Mr. McLain’s firm has provided miscellaneous tax services to fiduciary customers not exceeding $50,000 in each of the 2008 fiscal year and year to date in 2009.

During the fiscal year ended December 31, 2008 and the nine-months ended September 30, 2009, both Mr. McLain and Mr. Kambeitz, members of their immediate family and firms, corporations or other entities with which they are affiliated, were customers of and had banking transactions with one or more of Park’s subsidiary banks and/or their respective divisions in the ordinary course of business and in compliance with applicable federal and state laws and regulations. It is expected that similar banking transactions will be entered into in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: December 14, 2009

By: /s/ John W. Kozak

John W. Kozak
Chief Financial Officer

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